Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RXi Pharmaceuticals Corporation

Marlborough, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 30, 2015 relating to the financial statements of RXi Pharmaceuticals Corporation as of and for the years ended December 31, 2014 and 2013 which are included in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-203389).

We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-203389).

/s/ BDO USA, LLP

Boston, Massachusetts

May 27, 2015